Exhibit 10.9

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered into between ESPRE SOLUTIONS, INC., a Nevada corporation (referred to below as “Grantor”), and VIDEO SOFTWARE PARTNERS, LLC, a Texas limited liability company (referred to below as "Lender") together with the Amended Non-Negotiable Promissory Note of even date. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement:

Agreement. The word "Agreement" means this Security Agreement, together with all exhibits and schedules attached to this Security Agreement from time to time, if any.

Collateral. The word "Collateral" means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(a) all intellectual property, including all software products described on Exhibit “A” attached hereto, source codes, patents, copyrights, license agreements, royalty interest and other income and property rights associated therewith; and

In the event that Espre fails to repurchase the 825,000 shares of Espre common stock as provided in the terms of the promissory note between the Lender and Grantor, this note and the accompanying security shall be deemed in default and Video may exercise any and all of its legal remedies as provided in this note and accompanying security agreement without notice to Espre.

Upon the occurrence that Video sells Espre’s common stock or if Espre repurchases the 825,000 shares of Espre common stock from Video as provided in said Promissory Note, then the note shall be deemed to be paid in full and any and all liens and encumbrance that are held in favor of Video shall be released by Video.

Espre shall execute any and all documents that are necessary to perfect Video’s security interest in any and all property that is pledge as security for this transaction.

Event of Default. The words "Event of Default" mean and include any of the Events of Default set forth below in the section titled "Events of Default."

Grantor. The word "Grantor" means ESPRE SOLUTIONS, INC., its successors or assigns.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Promissory Note of even date, including all principal and default interest, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means VIDEO SOFTWARE PARTNERS, LLC, its successors or assigns.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, and all other documents, whether now or hereafter existing, executed in connection with Grantor's Indebtedness to Lender.

OBLIGATIONS OF GRANTOR. Grantor covenants to Lender as follows:

Perfection of Security Interest. Grantor agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceability of Collateral. The Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

Transactions Involving Collateral. Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement.

Title. Grantor warrants that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral.

Compliance With Governmental Requirements. Grantor shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender’s opinion, is not jeopardized.

GRANTOR'S RIGHT TO POSSESSION. Until default and after reasonable written notice to Grantor, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not incon-sistent with this Agreement or the Related Documents.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness. Failure of Grantor to make any payment when due on the Indebtedness.

Other Defaults. Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or in any other agreement between Lender and Grantor. If any failure, other than a failure to pay money, is curable and if Grantor has not been given a prior notice of a breach of the same provision of this Agreement, it may be cured (and no Event of Default will have occurred) if Grantor, after receiving written notice from Lender demanding cure of such failure: (a) cures the failure within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement is false or misleading in any material respect, either now or at the time made or furnished.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor Proceedings. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor against the Collateral or any other collateral securing the Indebtedness. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor proceeding.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, and at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Lender may declare the entire Indebtedness immediately due and payable.

Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender also shall have full power to enter, provided Lender does so without a breach of the peace or a trespass, upon the property of Grantor to take possession of and remove the Collateral.

Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right. (b) The receiver may be an employee of Lender and may serve without bond. (c) All fees of the receiver shall become part of the Indebtedness secured by this Agreement.

Obtain Deficiency. Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies. In addition to Lender's rights and remedies as a secured creditor under the provisions of the Texas Uniform Commercial Code, as it may be amended from time to time, Lender shall have and may exercise any or all of the rights and remedies it may have available at law, in equity, or otherwise.

Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Texas. If there is a lawsuit, Grantor agrees to submit to the jurisdiction of the courts of Dallas County, State of Texas. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal laws.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address(es).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenfor-ceable as to any person or circumstance, such find shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Agreement in all other respects shall remain valid and enforceable.

Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

GRANTOR ACKNOWLEDGES HAVING READ ALL OF THE ROVISIONS OF THIS SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MARCH 2ND, 2005.

GRANTOR:
ESPRE SOLUTIONS, INC.

By:  /s/ Peter Ianace
Its:  President

LENDER:
VIDEO SOFTWARE PARTNERS, LLC

By:  /s/
Its:  /s/ Partner

EXHIBIT "A"

SECURITY INTEREST IN THE FOLLOWING SOFTWARE PRODUCTS:

CORE LIGHTENING STRIKE ENCODER/DECODER	VERSION 1.11

VIDEO INTERACTIVE MULTI-POINT	VERSION 1.6

VIDEO MESSENGER PRO	VERSION 4.3

STREAMING VIDEO ENCODER/DECODER	VERSION 1.10

STILL IMAGE COMPRESSION	VERSION 1.10

POWER ZOOM	VERSION 1.10

FACIAL RECOGNITION	VERSION 1.2

LICENSING SERVER	VERSION 1.0

VM POST SERVER	VERSION 1.0

WEBSITE	VERSION 2.0

In addition to the foregoing, Espre Solutions, Inc., grants a security interest in all personal property sold to them by Video Software Partners, LLC, as set forth in that certain Bill of Sale of even date and includes the Intellectual Property, including all source codes, patents, copyrights, license agreements, improvements, upgrades, modifications, new patents, accessions, and proceeds.